Exhibit 99.1
ENERGY TRANSFER PARTNERS, L.P. ANNOUNCES PRICING OF
$600 MILLION OF SENIOR NOTES
DALLAS, TEXAS — December 18, 2008 — Energy Transfer Partners, L.P. (NYSE:ETP) (“ETP” or the “Partnership”) announced the pricing of $600 million aggregate principal amount of its 9.70% senior notes due 2019. Holders of the notes will have the right to require the Partnership to repurchase the notes on March 15, 2012 at a purchase price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest.  The sale of the notes is expected to settle on December 23, 2008, subject to customary closing conditions. The Partnership intends to use the net proceeds of approximately $595.7 million from this offering to repay amounts outstanding under its revolving credit facility, to pay expenses associated with the offering and for general partnership purposes.
Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC are acting as joint book-running managers for the offering. In addition, Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc. are co-managing underwriters. The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained from the following addresses:
Morgan Stanley & Co. Incorporated
Attn: Prospectus Dept.
180 Varick Street, 2nd Floor
New York, NY 10014
Email: prospectus@morganstanley.com
Telephone: 1-866-718-1649
Credit Suisse Securities (USA) LLC
Attn: Prospectus Dept.
One Madison Avenue
New York, New York 10010
Telephone: 1-800-221-1037
J.P. Morgan Securities Inc.
Attn: High Grade Syndicate Desk
270 Park Avenue
New York, NY 10017
Telephone: (212) 834-4533
Wachovia Customer Information Center
Attn: Syndicate Operations
1525 West W.T. Harris Blvd.
NC0675
Charlotte, North Carolina 28262
Email: Prospectus.specialrequests@wachovia.com
Telephone: 1-800-326-5897
You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.
This offering is made pursuant to an effective shelf registration statement and prospectus filed by the Partnership with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets and three natural gas storage facilities located in Texas. These assets include approximately 14,500 miles of intrastate pipeline in service, with approximately 300 miles of intrastate pipeline under construction. In addition, ETP owns 2,450 miles of interstate pipeline in service, with approximately 250 miles of interstate pipeline under construction. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. and approximately 62.5 million ETP limited partner units.
Statements about the offering may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Partnership, and a variety of risks that could cause results to differ materially from those expected by management of the Partnership. The Partnership undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
The information contained in this press release is available on our website at www.energytransfer.com.
Contacts:
Investor Relations:
Brent Ratliff
Energy Transfer
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214.504.2260 (office)
214.498.9272 (cell)